UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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PENN NATIONAL GAMING, INC.
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In connection with the shareholder engagement efforts of Penn National Gaming, Inc. (“Penn National” or the “Company”) in anticipation of Penn National’s 2021 Annual Meeting of Shareholders, Penn National is sharing information regarding the following two components of its anticipated 2021 performance-based compensation program:

•Performance goals based on the number of online sports betting and/or iCasino platforms in operation by December 31, 2021; and

•Performance goals based on corporate Adjusted EBITDAR margin improvement in 2021 as compared to 2019.

The weighting of such metrics in determining performance-based compensation will vary based on an individual’s position within the Company.

The foregoing metrics are subject to change, and Penn National undertakes no obligation to update the disclosures set forth above except as required by law. Additional detail and any applicable updates regarding actual metrics employed will be disclosed in Penn National’s proxy statement for its 2022 Annual Meeting of Shareholders.

Forward-Looking Statements

This communication contains forward-looking statements. Penn National makes no assurances that any of the performance goals described above will be satisfied, and Penn National’s ability to achieve such goals is subject to significant risks and uncertainties as described in more detail in Penn National’s Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission, which are incorporated by reference herein. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this filing may not occur.

Non-GAAP Financial Measures

The Non-GAAP Financial Measures used in this press release include Adjusted EBITDAR margin. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

We define Adjusted EBITDA as earnings before interest expense, net; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment and financing charges; impairment losses; insurance recoveries, net of deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening and acquisition costs; and other income or expenses. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense) added back for Barstool Sports and our Kansas Entertainment joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases (the operating lease components contained within the Penn Master Lease and Pinnacle Master Lease

(primarily land), the Meadows Lease, the Margaritaville Lease, the Greektown Lease and the Tropicana Lease). Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.

Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.

We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric. Management believes that Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is traditionally used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) Adjusted EBITDAR is one of the metrics used by other financial analysts in valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate; and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate. However, Adjusted EBITDAR when presented on a consolidated basis is not a financial measure in accordance with GAAP, and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the rent expense associated with our triple net operating leases and is provided for the limited purposes referenced herein. Adjusted EBITDAR margin is defined as Adjusted EBITDAR on a consolidated basis (as defined above) divided by revenues on a consolidated basis. Adjusted EBITDAR margin is presented on a consolidated basis outside the financial statements solely as a valuation metric.

Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the table above, which presents reconciliations of these measures to the GAAP equivalent financial measures.